PARK ELECTROCHEMICAL CORP.
                                                  NEWS RELEASE
Contact:  Murray Stamer
          5 Dakota Drive
          Lake Success, NY 11042
          (516) 354-4100

        PARK ELECTROCHEMICAL REPORTS THIRD QUARTER RESULTS

LAKE    SUCCESS,    New   York,   December   23,    2003......Park
Electrochemical Corp. (NYSE-PKE) reported sales of $54,277,000 for the third quarter ended November 30, 2003 compared to $53,587,000 for the third quarter of last year. Park's sales for the current year's first nine months were $151,374,000 compared to last year's first nine months' sales of $167,049,000. Park reported net earnings of $556,000 for the current year's third quarter, before a pre-tax gain of $429,000 on the sale of real estate previously used by its Nelco UK subsidiary that has ceased all operations. For last year's third quarter, Park reported a net loss of
$263,000, before a pre-tax charge of $4,794,000 related to the closure of its Nelco UK facility and other realignment charges. For the nine months ended November 30, 2003, Park reported a net loss of $1,541,000, before the gain on the sale of the UK real estate and the previously announced $33,088,000 pre-tax gain related to the payment by Delco Electronics Corp. of the judgment against Delco and also before previously announced pre-tax realignment charges of $14,580,000 compared to a net loss of $1,532,000, before special pre-tax items resulting in a net charge of $1,624,000, for last year's first nine months. Inclusive of special charges, Park reported net earnings of $985,000 and $11,572,000 for the quarter and nine months ended November 30, 2003, respectively, compared to net losses of $5,304,000 and $4,353,000 for the same periods in the prior year.

Before the special items described above, Park's basic and diluted earnings per share were $.03 for the third quarter ended November 30, 2003 compared to basic and diluted losses per share of $.01 for last year's third quarter. Basic and diluted earnings per share, inclusive of special items, were $.05 for the third quarter ended November 30, 2003 compared to basic and diluted losses per share of $.27 for last year's third quarter. Before special items, basic and diluted losses per share were $.08 for the nine months ended November 30, 2003 compared to basic and diluted losses per share of $.08 for the prior year's nine month period. Inclusive of special items, basic earnings per share were $.59 and diluted earnings per share were $.58 for the nine months ended November 30, 2003 compared to basic and diluted losses per share of $.22 for the prior year's nine month period.

Brian Shore, Park's President and CEO, said, "Our Neltec advanced product, Asian and FiberCote business units seem to be doing reasonably well at this time. During the third quarter, we opened our Neltec/North facility, and that facility is now being well utilized. (The Neltec/North facility was constructed over two years ago!) We continue to proceed with our final planning relating to the installation of a new manufacturing facility in China, and we are nearing completion of our 6 Gul Crescent expansion in Singapore. We are also in the process of installing one of our latest generation high-technology treaters at our new 6 Gul Crescent facility in Singapore. That is the good news. The bad news is that, with the exception of Nelco/New York, which seems to have stabilized nicely after the major restructuring completed in August, our volume FR-4 circuit materials businesses in Europe and North America are not performing well. It has become clear to me that the important future for our circuit material business is in Asia and in our high-technology advanced product line. Accordingly, we are increasing our investments in our business in Asia, as well as our investments in our product development and new product and OEM marketing efforts."

Brian Shore concluded, "Although the electronic materials markets seem to have recovered (to some extent anyway) from the devastating recession of the last two and a half to three years, I believe the industry may have fundamentally changed. And, notwithstanding this recovery, I believe there still exist serious concerns about certain aspects of our industry. In any event, as always, we continue to invest our time, efforts and resources into developing and enhancing the long-term fundamental value of the company. Although time will ultimately tell, I believe we have the resources and also the will to continue to press on and to endure and succeed."

The Company will conduct a conference call to discuss its financial results at 11:00 a.m. EST today. Forward-looking and other material information may be discussed in this conference call. The conference call dial-in number is (800) 310-1961.

For those unable to listen to the call live, a conference call replay will be available from approximately 2:00 p.m. EST today through 2:00 p.m. EST on Thursday, December 25, 2003. The conference call replay can be accessed by dialing (888) 203-1112 and entering passcode 156996 or on the Company's website at www.parkelectro.com under the caption "Investor Conference Calls".

Any additional material financial or statistical data disclosed in the conference call will also be available at the time of the conference call on the Company's web site at www.parkelectro.com under the caption "Investor Conference Calls".

Park believes that an evaluation of its ongoing operations would be difficult if the disclosure of its financial results were limited to generally accepted accounting principles ("GAAP") financial measures. Accordingly, in addition to disclosing its financial results determined in accordance with GAAP, Park discloses non-GAAP operating results that exclude special gains and charges in order to assist its shareholders and other readers in assessing the company's operating performance. Such non-GAAP financial measures are provided to supplement the results provided in accordance with GAAP.

Certain portions of this press release may be deemed to constitute forward looking statements that are subject to various factors which could cause actual results to differ materially from Park's expectations. Such factors include, but are not limited to, general conditions in the electronics industry, Park's competitive position, the status of Park's relationships with its customers, economic conditions in international markets, the cost and availability of utilities, and the various factors set forth under the caption "Factors That May Affect Future Results" after Item 7 of Park's Annual Report on Form 10-K for the fiscal year ended March 2, 2003.

Park Electrochemical Corp. is a leading global designer and producer of electronic materials used to fabricate complex multilayer printed circuit boards and interconnection systems. Park specializes in advanced materials for high layer count circuit boards and high speed digital broadband telecommunications, internet and networking applications. Park's electronic materials business operates through fully integrated business units in Asia, Europe and North America. The Company's manufacturing facilities are located in Singapore, China, Germany, France, Connecticut, New York, Arizona and California. Park's electronic materials business operates under the "Nelco" name.

Additional corporate information is available on the World Wide Web at www.parkelectro.com and www.parknelco.com.

The performance table (in thousands, except per share amounts - unaudited):

    For the 13 Weeks Ended                11/30/03  12/01/02
          Net Sales                        $54,277  $53,587
          Net Earnings (Loss)              $   985   (5,304)

          Shares Outstanding:
             Basic                          19,763   19,682
             Diluted                        20,083   19,682

          Earnings (Loss) Per Share:
             Basic and Diluted             $  0.05    (0.27)

          Net Earnings (Loss) and Earnings (Loss) Per Share
           Before Special Items:
          Net Earnings (Loss)              $   556  $  (263)
          Earnings (Loss) Per Share:
             Basic and Diluted             $  0.03  $ (0.01)

    For the 39 Weeks Ended                11/30/03  12/01/02

          Net Sales                       $151,374  $167,049

          Net Earnings (Loss)             $ 11,572  $ (4,353)

          Shares Outstanding:
             Basic                          19,744    19,671
             Diluted                        19,932    19,671

          Earnings (Loss) Per Share:
             Basic                        $   0.59  $  (0.22)
             Diluted                      $   0.58  $  (0.22)

          Net Loss and Loss Per Share Before Special Items:
          Net Loss                        $ (1,541) $ (1,532)
          Loss Per Share:
             Basic and Diluted            $  (0.08) $  (0.08)

The comparative balance sheets (in thousands):

                                           11/30/03  3/02/03
                                         (Unaudited)
        Assets

        Current Assets
         Cash and Temporary Investments    $182,821  $162,935
         Accounts Receivable, Net            33,593    30,272
         Inventories                         13,309    12,688
         Other Current Assets                 4,268     4,690

            Total Current Assets            233,991   210,585

        Fixed Assets, Net                    87,198    90,503
        Other Assets                            527       454

             Total                         $321,716  $301,542

        Liabilities and Stockholders' Equity
         Current Liabilities
          Accounts Payable                 $ 15,862  $ 15,145
          Accrued Liabilities                31,848    21,790
          Income Taxes Payable                4,385     3,376

           Total Current Liabilities         52,095    40,311

        Deferred Income Taxes                 2,647     4,539
        Deferred Pension Liability           12,191    10,991

            Total Liabilities                66,933    55,841

        Stockholders' Equity                254,783   245,701

            Total                          $321,716  $301,542
        Equity Per Share                     $12.89    $12.48

 Detailed operating information (in thousands - unaudited):

                                   13 Weeks Ended        39 Weeks Ended
                                11/30/03   12/01/02    11/30/03  12/01/02
 Before Special Items:
   Net Sales                    $ 54,277   $ 53,587   $ 151,374  $167,049
   Cost of Sales                  45,872     48,179     133,701   149,171
     %                             84.5%      89.9%       88.3%     89.3%
   Gross Profit                    8,405      5,408      17,673    17,878
     %                             15.5%      10.1%       11.7%     10.7%
   Selling, General and Administrative
     Expenses                      8,319      6,608      22,080    22,603
     %                             15.3%      12.3%       14.6%     13.5%
   Profit (Loss) from Operations      86    (1,200)     (4,407)   (4,725)
     %                              0.2%      -2.2%       -2.9%     -2.8%
   Other Income                      708        824       2,205     2,537
     %                              1.3%       1.5%        1.4%      1.5%
   Pre-Tax Profit(Loss)
    from Operations                  794      (376)     (2,202)   (2,188)
     %                              1.5%      -0.7%       -1.5%     -1.3%
   Income Tax Provision (Benefit)    238      (113)       (661)     (656)
     Effective Tax Rate            30.0%      30.1%       30.0%     30.0%
   Net Profit (Loss)
    from Operations                  556      (263)     (1,541)   (1,532)
     %                              1.0%      -0.5%       -1.0%     -0.9%

 Special Items:
   Delco Lawsuit                       -          -      33,088         -
     %                                 -          -       21.8%         -
   Gain on Sale of UK Real Estate    429          -         429         -
     %                              0.8%          -        0.3%         -
   Realignment Charges                 -    (4,794)    (14,580)   (4,794)
     %                                 -      -8.9%       -9.6%     -2.9%
   Gain on Sale of
    Dielectric Polymers, Inc.          -          -           -     3,170
     %                                 -          -           -      1.9%
   Pre-Tax Special Items             429    (4,794)      18,937   (1,624)
     %                              0.8%      -8.9%       12.5%     -1.0%
   Income Tax Provision                -        247       5,824     1,197
     Effective Tax Rate                -      -5.2%       30.8%    -73.7%
   After-Tax Special Items           429    (5,041)      13,113   (2,821)
     %                              0.8%      -9.4%        8.7%     -1.7%

 After Special Items:
   Pre-Tax Earnings (Loss)         1,223    (5,170)      16,735   (3,812)
     %                              2.3%      -9.6%       11.1%     -2.3%
   Income Tax Provision              238        134       5,163       541
     Effective Tax Rate            19.5%      -2.6%       30.9%    -14.2%
   Net Earnings (Loss)           $   985  $ (5,304)   $  11,572 $ (4,353)
     %                              1.8%      -9.9%        7.6%     -2.6%

                       #    #    #    #    #